                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Jameson Inns, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               JAMESON INNS, INC.
                       8 PERIMETER CENTER EAST, SUITE 8050
                           ATLANTA, GEORGIA 30346-1604

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 2000


To the Stockholders of
JAMESON INNS, INC.:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jameson Inns, Inc., a Georgia corporation (the "Company"), will be held at Lakeview Pavilion, 7000 Holiday Road, Lake Lanier Islands, Georgia 35018, on Saturday, June 17, 2000, at 11:00 a.m., local time, for the following purposes:


         1.       To elect two directors to Class I for a three-year term;

         2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on April 28, 2000, as the record date for the meeting, and only holders of record of Common Stock at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.


                                          By Order of the Board of Directors,


                                           /s/ Steven A. Curlee
                                          --------------------------------------
                                          Steven A. Curlee
                                          Secretary

Atlanta, Georgia
May 10, 2000




         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

         If you attend the meeting in person, please inform the gate attendant at Lake Lanier Islands that you are attending the Jameson stockholders' meeting and you will not be required to pay any entrance or parking fees. If you need additional directions to Lake Lanier Islands, please call the Company at (770) 901-9020 and ask for Cathi Stockton at extension 202. You may also call Lake Lanier Islands at (770) 932-7200.

                               JAMESON INNS, INC.
                      8 PERIMETER CENTER EAST, SUITE 8050
                          ATLANTA, GEORGIA 30346-1604

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 2000


                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jameson Inns, Inc., a Georgia corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 17, 2000, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about May 12, 2000, to stockholders of record on April 28, 2000.

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (1) the election of the two nominees for director named below and (2) ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

         The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.


                         STOCKHOLDERS ENTITLED TO VOTE

         Holders of record of the Common Stock, par value $.10 per share, of the Company (the "Common Stock"), at the close of business on April 28, 2000 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 11,429,093 shares of Common Stock. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of issued and outstanding shares having a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Votes withheld from the nominee for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Under the law of Georgia, the Company's state of incorporation, directors are elected by a plurality of votes cast. As provided in the Company's Bylaws, each of the other proposals before the stockholders will be approved if the number of votes cast at the Annual Meeting for the action exceeds the number of votes cast opposing the action. With regard to the election of directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Based on the Company's understanding of Georgia state law requirements, abstentions, broker non-votes and withheld votes will not be considered "votes cast" and will have no effect on the outcome of the election of a director or other proposals. Votes will be tabulated by an inspector of elections appointed by the Board of Directors of the Company.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

         The Amended and Restated Articles of Incorporation (the "Articles") of the Company provide that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than two nor more than 15 directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at four. The Board of Directors is divided into three classes. The terms of such classes are staggered so that, except with respect to directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class I directors, currently consisting of Dr. Robert D. Hisrich and Mr. Thomas J. O'Haren, will expire at the Annual Meeting. The accompanying proxy solicits your vote for two Class I directors. The term of the Class I directors elected at the 2000 annual meeting will expire at the annual meeting of stockholders to be held in 2003.

         The Board of Directors has nominated Dr. Robert D. Hisrich and Mr. Thomas J. O'Haren for re-election as Class I directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Dr. Hisrich and Mr. O'Haren. Should Dr. Hisrich and/or Mr. O'Haren become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person(s) as the Board of Directors may recommend. The Company knows of no reason why either Dr. Hisrich or Mr. O'Haren will be unavailable or unable to serve.

         The Board of Directors recommends a vote "FOR" the following nominees for director.

NOMINEES FOR DIRECTOR

                                     CLASS I
                               (TERM EXPIRES 2003)

         ROBERT D. HISRICH, Ph. D., 55, became a director in October 1993. Dr. Hisrich has held the A. Malachi Mixon III Chair in Entrepreneurial Studies and has been a professor at the Weatherford School of Management, Case Western Reserve University, Cleveland, Ohio, since September 1993. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of marketing and a Director of the Enterprise Development Center at The University of Tulsa, Tulsa, Oklahoma. In the spring of 1992, Dr. Hisrich was a Visiting Professor of Entrepreneurship Studies at the University of Limerick, Limerick, Ireland, and from 1990 through 1991, he was a Fulbright Professor and holder of the Alexander Hamilton Chair in Entrepreneurship at the Foundation for Small Enterprise Economic Development, Budapest, Hungary. In the spring of 1989, Dr. Hisrich was a Fulbright Professor at the International Management Center, Budapest, Hungary. In addition, since 1974 Dr. Hisrich has been director of H & B Associates, a marketing and management consulting firm and is a director of Xeta Corporation and Noteworthy Corporation. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

         THOMAS J. O'HAREN, 68, became a director in June 1997. Mr. O'Haren was employed for 30 years in sales and marketing for Cigna Financial Advisors, Inc., a company engaged in the insurance business. From May 1992 through September 1998, Mr. O'Haren served that company both as a regional vice president and as a consultant. Since October 1998, Mr. O'Haren has been the managing partner of Madison Financial, a financial planning marketing firm. He is active in the insurance industry, including serving as an adjunct professor of leadership at The American College, the degree-granting college of the insurance industry, as a member of The American College Leadership Institute and as chairman of the board of trustees of the GAMA Foundation, a research foundation for the insurance industry. Mr. O'Haren has a B.S. degree in finance from Pennsylvania State University, received his Chartered Life Underwriter designation in 1966 and his designation as a Chartered Financial Consultant in 1983.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS II
                              (TERM TO EXPIRE 2001)

         MICHAEL E. LAWRENCE, 57, became a director in April 1994. Since March 1994, he has been a director of Sea Pines Associates, Inc., a publicly held corporation with approximately $50 million in annual revenues which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Mr. Lawrence is president of Sea Pines Company, a subsidiary of Sea Pines Associates, Inc., where he has served as the chief financial officer since February 1990. Since that date he has also been vice president and chief financial officer of Sea Pines Real Estate Company and a director, vice president and chief financial officer of Sea Pines Country Club, Inc., both companies being subsidiaries of Sea Pines Associates, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence also serves as a director of Atlantic Savings Bank. Mr. Lawrence is a certified public accountant with a B.S. degree from Washington & Lee University and an M.B.A. degree from Emory University.

                                   CLASS III
                              (TERM EXPIRES 2002)

         THOMAS W. KITCHIN, 58, is Chief Executive Officer, a director and Chairman of the Board of Directors of the Company. He has been an officer and director of the Company since its incorporation in 1988. He served from 1977 until December 1986 as the President and Chairman of the Board of a public oil and gas company. Prior thereto, Mr. Kitchin was involved in the banking business for 16 years. Mr. Kitchin is a Director of the American Hotel and Motel Association, the Georgia Hospitality and Travel Association, the Georgia State University Cecil B. Day School of Hospitality Administration and the Association for Publicly Traded Companies. Mr. Kitchin is the father of Craig
R. Kitchin, President and Chief Financial Officer of the Company.

COMPENSATION OF DIRECTORS

         Each director other than Mr. Kitchin receives from the Company an annual fee of $10,000, $500 for each Board of Directors or Board Committee meeting attended and reimbursement of expenses incurred in attending Board or Committee meetings. Payment of the annual fee is not contingent upon attendance at Board or Committee meetings.

         Under the Jameson Inns, Inc. Director Stock Option Plan (the "1995 Director Plan"), each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates is granted an option to purchase ("Director Option") 25,000 shares of Common Stock upon his initial election as a director of the Company. Dr. Hisrich and Mr. Lawrence, who were elected or appointed as directors prior to the adoption in 1995 of the 1995 Director Plan, each received a Director Option to purchase 25,000 shares of Common Stock upon the adoption of the 1995 Director Plan in exchange for their surrender and the cancellation of stock options previously granted to each of them under the 1993 Jameson Stock Incentive Plan. Director Options vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of Common Stock at the close of business on the last business day preceding the day of grant. The Director Options granted to Dr. Hisrich and Mr. Lawrence have an exercise price of $7.25 per share. Mr. O'Haren received a Director Option to purchase 25,000 shares of Common Stock on June 20, 1997, at an exercise price of $11.375.

         Under the Jameson Inns, Inc. 1997 Director Stock Option Plan (the "1997 Director Plan"), each director of the Company who is serving as a director on the first business day following the annual meeting of the Company's stockholders and at such annual meeting was considered as a director of the Company who was continuing in office or was reelected as a director and is not otherwise an employee of the Company or any of its subsidiaries or affiliates is granted an option to purchase ("Annual Director Option") 5,000 shares of Common Stock as of the first business day following the annual meeting of the Company's stockholders. Dr. Hisrich, Mr. Lawrence and Mr. O'Haren, who were elected or appointed as directors prior to the adoption in November 1997 of the 1997 Director Plan, each received an Annual Director Option to purchase 5,000 shares of Common Stock upon the adoption of the 1997

Director Plan. The Annual Director Options vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of Common Stock at the close of business on the last business day preceding the day of grant. The Annual Director Options granted to Dr. Hisrich, Mr. Lawrence and Mr. O'Haren in November 1997 have an exercise price of $11.625 per share. On June 29, 1998, each of these directors received an Annual Director Option to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share. On May 8, 1999, each of these directors received an Annual Director Option to purchase 5,000 shares of Common Stock at an exercise price of $9.00 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1999, the Board of Directors held four meetings. In addition, the Board of Directors took action 18 times during 1999 by unanimous written consent. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 1999, or (2) the total number of meetings held by all Committees of the Board of Directors on which the respective director served. The Company has a standing Audit Committee and a Compensation Committee of the Board of Directors.

         The Audit Committee is composed of Dr. Hisrich and Mr. Lawrence. The Audit Committee, which met one time in 1999, annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls.

         In 1999, the Compensation Committee was composed of Dr. Hisrich, Mr. Lawrence and Mr. O'Haren. During 1999, the Compensation Committee met one time. The Compensation Committee administers the Jameson 1993 Stock Incentive Plan and the Jameson 1996 Stock Incentive Plan and also reviews the determinations by Jameson Hospitality, LLC under the Cost Reimbursement Agreement (see "Certain Transactions - Cost Reimbursement Agreement," below) as to the percentage of time each executive officer of the Company devoted to the Company's business during the relevant period.

         The Company does not have a standing Nominating Committee. The Company's Bylaws provide that nominations of candidates for election as directors of the Company may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at the meeting at which directors are to be elected who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director to deliver notice of such nomination to the Secretary of the Company not later than the date on which stockholder proposals must be received by the Secretary of the Company for inclusion in the Company's proxy statement under the rules of the Securities and Exchange Commission. The notice must contain all information specified by the Board of Directors. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.


                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP have been independent auditors of the Company since the Company's inception in 1988. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

         This proposal will be approved if the number of votes cast for the proposal at the Annual Meeting exceeds the number of votes cast against the proposal. The Board of Directors recommends a vote "FOR" the ratification of Ernst & Young LLP as independent auditors for 2000.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and therefore is expected to be available to respond to appropriate questions. If a representative of Ernst & Young LLP is present at the meeting, he or she will be given the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.


                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of April 28, 2000, regarding (a) the ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than five percent of such stock, and (b) the ownership of the Company's Common Stock, 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share ("Series A Preferred Stock"), and $1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series S Preferred Stock"), by (i) each director and nominee for director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iii) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                                                   SHARES OF                 SHARES OF
                                    SHARES OF                       SERIES A                  SERIES S
                                     COMMON                        PREFERRED                 PREFERRED
                                     STOCK                           STOCK                     STOCK
NAME OF OWNER OR                  BENEFICIALLY     PERCENTAGE     BENEFICIALLY  PERCENTAGE  BENEFICIALLY   PERCENTAGE
IDENTITY OF GROUP                    OWNED(1)       OF CLASS         OWNED(1)    OF CLASS      OWNED(1)     OF CLASS
-----------------                 ------------     ----------     ------------  ----------  ------------   ----------
Thomas W. Kitchin                    668,129(2)     6.71%           72,727        5.71%         --            --
 8 Perimeter Center East,
 Suite 8050
 Atlanta, Georgia 30346-1604

Robert D. Hisrich                     40,900(3)        *                --          --          --            --

Michael E. Lawrence                   40,500(3)        *               100           *          --            --

Thomas J. O'Haren                     78,396(3)        *                --          --          --            --

All directors and executive        1,280,348(4)    10.90%           72,827           *          --            --
   officers as a group
   (8 persons)

---------------
* Less than one percent (1%)

(1) The total number includes shares issued and outstanding as of April 28, 2000, plus shares which the owner shown above has the right to acquire within 60 days after April 28, 2000. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after April 28, 2000, pursuant to the exercise of outstanding stock options.

(2) Includes 46,938 shares owned by Kitchin Children's Trust, the beneficiaries of which are members of the family of Mr. Kitchin and of which Mr. Kitchin serves as trustee, 105,000 shares issuable upon the exercise of currently vested stock options, 148,459 shares of restricted Common Stock and 21,000 shares owned jointly with Mr. Kitchin's spouse.

(3) Includes 40,000 shares issuable upon the exercise of currently vested stock options.

(4) Includes 336,067 shares issuable upon the exercise of currently vested stock options and 346,207 shares of restricted Common Stock.


                               EXECUTIVE OFFICERS

         The executive officers of the Company are:

              NAME                                   POSITION
              ----                                   --------
              Thomas W. Kitchin                      Chief Executive Officer, Director, Chairman of the Board of
                                                     Directors

              Craig R. Kitchin                       President, Chief Financial Officer

              William D. Walker                      Vice President - Development

              Steven A. Curlee                       Vice President - Legal, General Counsel, Secretary

              Martin D. Brew                         Treasurer, Corporate Controller


         Set forth below is certain information concerning the Company's executive officers except for Mr. Thomas W. Kitchin. Information concerning Mr. Kitchin is set forth above under the heading "Proposal One - Election of Directors - Directors Continuing in Office."

         Craig R. Kitchin, 32, became Chief Financial Officer of the Company in February 1994, Vice President-Finance in September 1997 and President in November 1998. He joined the Company as its Controller and Treasurer on June 15, 1992, upon receiving his M.B.A degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990, where his primary responsibilities included budgeting and forecasting overhead expenses. Mr. Kitchin graduated from Santa Clara University with a degree in finance in 1989. Craig Kitchin is the son of Thomas W. Kitchin, the Chief Executive Officer of the Company.

         William D. Walker, 46, is Vice President-Development of the Company. He has been an officer of the Company since its inception in 1988 and served as a director from 1988 through October 29, 1993. Prior to joining the Company, he worked in various financial management positions for 12 years. Mr. Walker received a B.B.A. degree in finance from Texas Tech University in 1975.

         Steven A. Curlee, 48, became General Counsel and Secretary of the Company in January 1993 and Vice President-Legal in September 1997. From April 1985 to July 1992, he was general counsel for a public oil and gas company in Tulsa, Oklahoma primarily involved in the formation of large public limited partnerships for the acquisition of producing oil and gas properties for investors. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. He continues to serve in the Navy Reserves, having attained the rank of Commander. Mr. Curlee received a B.A. degree in political science and his J.D. from the University of Arkansas. He received a Masters of Law in Taxation degree from Georgetown University. Mr. Curlee is admitted to practice law in Arkansas, the District of Columbia, Oklahoma, Texas and Georgia.

         Martin D. Brew, 39, has been an officer of the Company since the Company's acquisition of Signature Inns, Inc. in May 1999. Prior to joining the Company, he was employed by Signature Inns, Inc. for 13 years, first as controller and later as treasurer. Mr. Brew was also employed by KPMG LLP prior to his employment with Signature Inns. Mr. Brew has a B. S. degree in business from Indiana University and is a member of the American Institute of Certified Public Accountants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the Company's equity securities to file reports concerning their ownership of such securities. To the Company's knowledge, based solely on review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, during and for fiscal 1999, all Section 16(a) filing requirements applicable to its officers and directors were complied with.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation of Thomas W. Kitchin, the Company's Chief Executive Officer, for services in all capacities to the Company during the fiscal years ended December 31, 1997, 1998 and 1999. No other executive officer of the Company had an annual salary and bonus in excess of $100,000 during any such year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                                             SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                              AWARDS
                                                -------------------                     ----------------------
                                                                                 RESTRICTED          SECURITIES UNDERLYING
                      NAME AND                               SALARY             STOCK AWARDS                OPTIONS
                 PRINCIPAL POSITION            YEAR           ($)(1)                ($)                       (#)
                 ------------------            ----           -----             ------------         ---------------------
         Thomas W. Kitchin, Chairman,          1999          40,636                     --                     --
           Chief Executive Officer             1998          25,113                100,000(3)                  --
                                               1997          80,145                     --                 75,000(2)

---------------
(1) Mr. Kitchin holds positions with Jameson Hospitality, LLC ("Jameson Hospitality"), as well as with the Company, and receives compensation from such entity. The amount set forth in the table represents an allocation to the Company by Jameson Hospitality of Mr. Kitchin's total compensation from both entities (and their predecessors) based on the estimated time spent by Mr. Kitchin related to the Company. Compensation which Mr. Kitchin receives from Jameson Hospitality is not reported in the table. See "Certain Transactions - Cost Reimbursement Agreement."

(2) Consists of options to purchase 75,000 shares of Common Stock at $11.625 per share granted under the Jameson 1993 Stock Incentive Plan. Options vest equally over the five year period following the date of grant.

(3) Represents the closing price of shares of Common Stock on the Nasdaq National Market on the date of grant for 10,959 shares of restricted common stock granted under the Jameson 1996 Stock Incentive Plan. Such shares vest 10 years after the date of grant, assuming continuous employment with Jameson through the date of vesting.

Option Exercises in Last Fiscal Year;
Aggregate Fiscal Year-End Values of Options


         The named executive officer did not exercise any options during 1999. The following table sets forth the values as of December 31, 1999, of all options held by the named executive officer during 1999.

                                         NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED IN-THE-MONEY
NAME                                   OPTIONS AT FISCAL YEAR-END                 OPTIONS AT FISCAL YEAR-END
-----                                  --------------------------             ---------------------------------
                                  Exercisable           Unexercisable         Exercisable        Unexercisable
                                  -----------           -------------         -----------        -------------
Thomas W. Kitchin                   105,000                45,000                  $0                  $0


EMPLOYMENT AGREEMENT

         In connection with consummation in early 1994 of the Company's initial public offering of 2,600,000 shares of Common Stock, the Company entered into an employment agreement with Thomas W. Kitchin. Under the agreement, the Board of Directors sets the maximum amount of annual salary for which the Company reimburses Jameson Hospitality under the Cost Reimbursement Agreement between the Company and Jameson Hospitality based on the amount of time Mr. Kitchin devotes to the Company's business. See "Certain Transactions - Cost Reimbursement Agreement."

         Subject to certain penalties for early termination set forth below, the employment agreement can be terminated by Mr. Kitchin upon giving 60 days' notice. The Company may terminate the agreement at any time. If the Company terminates Mr. Kitchin's employment without cause, however, and elects to continue the non-compete provisions of the agreement described below, the Company must pay Mr. Kitchin an amount equal to 300% of his annual compensation by the Company in equal monthly installments over the 24-month term of the non-compete provisions. Pursuant to such provisions, Mr. Kitchin is prohibited from owning, operating or managing, directly or indirectly, any hotel property during the term of his employment, or, for two years following such employment, any hotel property within a 20-mile radius of any hotel property owned by the Company.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee met once during 1999. At that meeting the Compensation committee approved the recommendations of Thomas W. Kitchin regarding stock option awards to executive officers and other key employees under the Jameson 1993 Stock Incentive Plan (the "1993 Plan") and recommended such awards to the Stock Plan Committee of the 1993 Plan. All other decisions regarding the compensation of executive officers were in practice made by Mr. Kitchin, the Company's Chief Executive Officer, Chairman of the Board and a director.

         This report is made by Dr. Robert D. Hisrich, Michael E. Lawrence and Thomas J. O'Haren constituting the Compensation Committee during 1999.

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         As noted above under "Report on Executive Compensation," Thomas W. Kitchin, the Company's Chief Executive Officer, Chairman of the Board and a director made recommendations to the directors constituting the Compensation Committee regarding stock option awards to executives and other key employees under the 1993 Plan. All other decisions regarding the compensation of executive officers was determined in practice during 1999 by Mr. Kitchin.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The Company's Common Stock was first registered under the Securities Exchange Act of 1934 and was listed for trading on the Nasdaq National Market on January 27, 1994. The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period which commenced January 27, 1994, and ended December 31, 1999, with the cumulative total return on the Nasdaq Market - U.S. Index and the Standard & Poors Hotel-Motel Index.

Research Data Group                          Peer Group Total Return Worksheet


JAMESON INNS INC

                                                Cumulative Total Return
                                    --------------------------------------------------
                                    12/94    12/95    12/96    12/97    12/98    12/99
JAMESON INNS INC                    100.00   134.86   219.42   208.12   173.32   156.48
NASDAQ STOCK MARKET (U.S.)          100.00   141.33   173.89   213.07   300.25   542.43
S&P LODGING-HOTELS                  100.00   118.19   140.80   197.03   160.40   160.39

         The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

THE LEASES

         All of the Company's operating hotel properties ("Inns") are leased, and future Inns are expected to be leased, to Jameson Hospitality, pursuant to several master leases (the "Leases") from the various Jameson entities that hold legal title to the Inns. Thomas W. Kitchin, Chief Executive Officer, Chairman of the Board and a director of the Company, and members of his family are the sole owners of Jameson Hospitality.

         The Leases covering the Company's Jameson Inns (collectively, the "Jameson Lease") terminate December 31, 2007, subject to earlier termination upon the occurrence of certain events. The Jameson Lease provides for payment of base rent and, if required based on the formula set forth under the Jameson Lease, percentage rent. The Jameson Lease requires the Company to pay real and personal property taxes, general liability and casualty insurance premiums, the cost of maintaining structural elements, including underground utilities, and the cost of refurbishment of the Jameson Inns. Jameson Hospitality is required to pay liability insurance premiums, utility costs and all other costs and expenses incurred in the operation of the Jameson Inns. The Leases covering the Company's Signature Inns (collectively, the "Signature Lease") are substantially the same as the Jameson Lease except for the term and the rental calculation. The Signature Lease expires December 31, 2012, subject to earlier termination upon the occurrence of certain events. In 1999, aggregate base rent charged to Jameson Hospitality by the Company under the Leases totaled $21.0 million and aggregate percentage rent totaled $13.7 million.

TURNKEY CONSTRUCTION CONTRACTS

         All new Inns and expansions of existing Inns were constructed by Jameson Hospitality or by its predecessor companies. It is anticipated that Jameson Hospitality will act as general contractor for new Inns built by the Company as well as expansions of existing Jameson Inns. All Inns and Inn expansions are constructed by Jameson Hospitality on a turnkey basis pursuant to construction agreements with the Company. Jameson Hospitality also performs all of the construction work for renovations of existing Inns and constructed fitness centers for Jameson Inns constructed prior to their becoming a standard feature of new Jameson Inns. The Company paid Jameson Hospitality an aggregate of approximately $27.3 million for turnkey construction of new Inns, expansions and renovations during the year ended December 31, 1999. Under the construction agreements, if the contract price for a new Inn or group of Inns or an Inn expansion exceeds Jameson Hospitality's costs plus 10%, Jameson Hospitality is required to refund the excess amount to the Company. The contract price as well as the other terms of each construction agreement submitted by Jameson Hospitality are subject to approval by the Company's independent directors.

COST REIMBURSEMENT AGREEMENT

         The officers and employees of the Company are also employees of Jameson Hospitality, a limited liability company owned 100% by Thomas W. Kitchin and members of his family. Rather than duplicate payroll and certain other administrative functions, the Company and Jameson Hospitality are parties to the Cost Reimbursement Agreement which provides that the Company will reimburse Jameson Hospitality, on an actual cost basis, for the employee compensation and overhead costs attributable to the Company. The officers and employees of the Company receive their salaries, hourly wages and fringe benefits entirely from Jameson Hospitality, which also pays the Company's office overhead and other general and administrative costs. Under the Cost Reimbursement Agreement, the Company determines for each officer and employee the amount the Company would pay in salary and benefits if such person devoted 100% of his or her time to Company business. Jameson Hospitality then determines, subject to review by the Company, the actual percentage of the person's time devoted to the Company's business and applies that percentage to the Company-established compensation amount. The resulting amount is the amount the Company reimburses Jameson Hospitality with respect to the officer's or employee's compensation. Office overhead and other general and administrative costs are also allocated to and borne by the Company based primarily on the amount of time spent by these officers and employees on Company business. In 1999, such allocations of salary, office overhead and other general and administrative costs to the Company totaled approximately $360,000.

                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The enclosed proxy confers discretionary authority on the named individuals to take action regarding any additional matters which may come before the Annual Meeting.

INCLUSION IN PROXY STATEMENT OF STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for inclusion in the Company's proxy materials for the 2001 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than April 18, 2001. Notice that a stockholder intends to nominate a person as a director, or to submit any business proposal, at the 2001 Annual Meeting of stockholders must be received by the Company not later than April 18, 2001 (but may not be received prior to March 18, 2001). All such submissions and notices must be in writing and addressed to the Secretary of the Company at 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604.

ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, EXCLUDING EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: STEVEN A. CURLEE, SECRETARY, JAMESON INNS, INC., 8 PERIMETER CENTER EAST, SUITE 8050, ATLANTA GEORGIA 30346-1604.

                                      /s/ Steven A. Curlee
                                      -----------------------------------------
                                      Steven A. Curlee, Secretary of
                                            Jameson Inns, Inc.

                                     PROXY

                               JAMESON INNS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the "Company") to be held at Lakeview Pavilion, 7000 Holiday Road, Lake Lanier Islands, Georgia 30518, on Saturday, June 17, 2000, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1.       Election of Directors.

         a. [ ] FOR the following nominee (except as marked to the contrary below) for term expiring in 2003: Dr. Robert D. Hisrich

         b.    [ ] WITHHOLD AUTHORITY to vote for the nominee above.




         a. [ ] FOR the following nominee (except as marked to the contrary below) for term expiring in 2003: Mr. Thomas J. O'Haren

         b.    [ ] WITHHOLD AUTHORITY to vote for the nominee above.


                (Continued and to be signed on the reverse side)

                          (Continued from other side)

2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2000.

                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN


         This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the nominees for director and FOR proposal number 2 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

         PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.



                             Dated: _________________________, 2000



                             --------------------------------------
                                           Signature(s)



                             --------------------------------------
                                           Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.